Exhibit 23.4 to Form S-1

                    [Letterhead of Osler, Hoskin & Harcourt]





February 11, 1998




Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner
     & Smith Incorporated
North Tower
World Financial Center
New York, New York  10281-1209
U.S.A.


Re:  Consent
     -------


Dear Sirs and Mesdames:

We hereby consent to the filing of our opinion, dated September 3, 1997, as an exhibit to NB Capital Corporation's Registration Statement on Form S-4 Registration Statement on Form S-1, dated on or above the date hereof, and to the reference to our firm under the caption "United States Federal Income Tax Consideration" contained in the prospectuses forming parts thereof.


Very truly yours,



/s/ OSLER, HOSKIN & HARCOURT